Exhibit 23(e)

[PRATOR BETT, L.L.C. LETTERHEAD]

CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 2, 2000 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

/s/ M. Drayton Prator, III
PRATOR BETT, L.L.C.

Houston, Texas

December 14, 2000